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EXHIBIT 10.74

                         MONTH-TO-MONTH RENTAL AGREEMENT

MARINA DEL REY/CALIFORNIA, OCTOBER 10, 1995 SOLOMON, SALTSMAN & JAMESON, landlord and OPTIMUMCARE CORPORATION, Tenant, agree as follows:

1. PROPERTY: Landlord rents to tenant and Tenant rents from Landlord the real property and improvements described as:

                  428 CULVER BLVD.
                  PLAYA DEL REY, CA 90293 ("Premises).

         The following personal property is included:  N/A

2. RENT: TERM: Tenant agrees to pay rent monthly at the rate of $1900.00 in advance on the 1st day of each calendar month. The term begins on November 1, 1995 ("Commencement Date"), as a
         B. Lease ending October 31, 1996 with a total rent of $1900.00 monthly installments

3. LATE CHARGE: Tenant acknowledges that late payment of rent may cause Landlord to incur costs and expenses, the exact amount of which are extremely difficult and impractical to determine. These costs may include, but ar not limited to, processing and accounting expenses, late charges that may be imposed on Landlord by terms of any loan secured by the Premises, costs for additional attempts to collect rent, and preparation of notices. Therefore, if any installment of rent due from Tenant is not received by Landlord within 7 calendar days after date due, Tenant shall pay to Landlord an additional sum of $95 as a late charge which shall be deemed additional rent. Landlord and Tenant agree that this late charge represents a fair and reasonable estimate of the costs that Landlord may incur by reason of Tenant's late payments.

4. PAYMENT: The rent shall be paid to: SOLOMON, SALTSMAN AND JAMESON, 426 Culver Blvd., Playa Del Rey, CA 90293, or at any other location specified by Landlord.

5. SECURITY DEPOSIT: $1900.00 shall be given by Tenant as a security deposit. Landlord may use all or any portion of the security deposit reasonably necessary to (a) cure Tenant' default in payment of rent, late charges or other sums due; (b) repair damages caused by Tenant, or by a guest or licensee of Tenant; (c) clean the Premises, if necessary, upon termination of tenancy; and (d) replace or return personal property or appurtenances, excluding ordinary wear and tear. If used during the tenancy, Tenant agrees to reinstate the total security deposit within five days after written notice delivered to Tenant in person or by mail. No later than three weeks after Tenant vacates the Premises, Landlord shall furnish to Tenant an itemized written statement of the basis for and the amount of, any security received and the disposition of the security, and shall return any remaining portion of the security to Tenant.
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6.       UTILITIES: Tenant agrees to pay for all utilities and services based upon occupancy of the Premises, and the following charges:
         N/A

7. CONDITION: Tenant has examined the Premises, all furniture, furnishings and appliances, if any, and fixtures, including smoke detector(s). Tenant acknowledges that those items are clean and in operative condition, with the following exceptions:
         N/A

8. OCCUPANTS: The Premises are for the sole use as a personal residence by the following named persons only: OPTIMUMCARE

         AND EDWARD JOHNSON

9. PETS: No animal or pet shall be kept on or about the Premises without Landlord's prior written consent, except:
         N/A

10. LIQUID-FILLED FURNITURE: Tenant shall not use or have liquid-filled furniture on the Premises unless Tenant first gives proof of compliance to Landlord's reasonable satisfaction, including increased security deposit, under Civil Code Section 1940.5.

11. RULES/REGULATIONS: Tenant agrees to comply with all covenants, conditions and restrictions, bylaws, rules, regulations and decisions of owners association or Landlord, which are at any time posted on the Premises or delivered to Tenant.

         Landlord and Tenant acknowledge receipt of copy of this page, which constitutes Page 1 of 2 Pages

         Landlord's Initials  (     )           Tenant's Initials (EAJ)

12. MAINTENANCE/DAMAGE/INSURANCE: Tenant shall properly use, operate, and safeguard the premises, all furniture, furnishings, and appliance, and all electrical gas, and plumbing fixtures, and shall keep them as clean and sanitary as their condition permits. Tenant shall immediately notify Landlord of any damage, and shall pay for all repairs or replacements caused by Tenant or the guests or invites of Tenant, excluding ordinary wear and tear. Tenant's personal property is not insured by Landlord.

13. ALTERATIONS: Tenant shall not paint, wallpaper, add or change locks, or make any other alterations to the Premises without Landlord's prior written consent. Tenant acknowledges receipt of:

         2 keys to premises
         2 keys to common areas

14.      ENTRY:  Tenant shall make the Premises available to
         Landlord, authorized agent, or representative, for the
         purpose of entering to make necessary or agreed repairs,
         decorations, alterations, or improvements, or to supply
         necessary or agreed services, or
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         to show the Premises to prospective or actual purchasers, tenants, mortgages, lenders, appraisers, or contractors. Landlord and Tenant agree that four hours notice (oral or written) shall be reasonable and sufficient notice. In an emergency, Landlord, authorized agent, or representative may enter the Premises, at any time, without prior notice.

15. ASSIGNMENT/SUBLETTING: Tenant shall not let or sublet all or any part of the Premises or assign this Agreement or any interest in it. Any assignment, letting or subletting that violates this paragraph shall be void.

16. POSSESSION: If Tenant abandons or vacates the Premises, Landlord may terminate this Agreement and regain lawful possession. If Landlord is unable to deliver possession of the Premises on the Commencement Date, the Commencement Date shall be extended to the date on which possession is made available to tenant.

17. HOLDING OVER: Any holding over after the term of this Agreement expires, with Landlord's consent, shall create a month-to-month tenancy, which may be terminated by either party, by giving written notice to the other, at least 30 days prior to the intended termination date. Rent shall be at a rate equal to the rent for the immediately preceding month payable in advance. All other terms and conditions of this Agreement shall remain in full force and effect.

18. ATTORNEY'S FEES: In any action or proceeding arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs.

19. WAIVER: The waiver of any breach shall not be construed as a continuing waiver of the same or any subsequent breach.

20. NOTICE: Notices to Landlord or Manager may be served at 426 CULVER BLVD., PLAYA DEL REY. Notices to Tenant may be served at 428 CULVER BLVD., PLAYA DEL REY.
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21.      TENANCY STATEMENT: Tenant shall execute and deliver a tenancy statement
         (estoppel certificate) submitted by Landlord, within 24 hours after receipt, acknowledging that this Agreement is unmodified and in full force, or in full force as modified, and stating the modifications.

22. JOINT AND INDIVIDUAL OBLIGATIONS: If there is more than one Tenant, each one shall be individually and completely responsible for the performance of all obligations of Tenant under this Agreement, jointly with every other Tenant, and individually.

23. SUPPLEMENTs/OTHER TERMS AND CONDITIONS: PARKING CONSISTS OF GARAGE AND 2 OUTSIDE SPACES CLOSEST TO GARAGE

24. TENANT REPRESENTATIONS; CREDIT: Tenant warrants that all statements in Tenant's rental application are accurate. Tenant authorizes Landlord and Broker(s) to obtain Tenant's credit report at the time of the application and periodically during the tenancy in connection with approval, modification or enforcement of this Agreement. Landlord may cancel this Agreement (a) before occupancy begins, upon disapproval of the credit report(s) or (b) at any time, discovery that information in Tenant's application is false.

25. ENTIRE CONTRACT: Time is of the essence. All prior agreements between Landlord and Tenant are incorporated in this Agreement which constitutes the entire contract. It is intended as a final expression of the parties' agreement with respect to the general subject matter covered, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding, if any, involving this Agreement.

26. AGENCY CONFIRMATION: The following agency relationship(s) are hereby confirmed for this transaction:

         Listing Agent: THE PRUDENTIAL JON DOUGLAS COMPANY is the agent of both the Tenant and landlord.

27. ACKNOWLEDGEMENT: The undersigned have read the foregoing prior to execution and acknowledge receipt of a copy.

         Landlord:                                   Date:  10/11/95
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         Tenant:  EDWARD JOHNSON                     Date:  10/11/95
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